Exhibit 10.34

Loan Agreement
(English Translation)

Lender (Party A):	Changchun Yongxin Dirui Medical Co., Ltd.
Borrower (Party B):	Jilin Province Dingjian Natural Plant Base Company Limited

The lender (Party A) and borrower (Party B) are entering into this loan agreement providing for a loan from Party A to Party B on the following terms which have been reached through negotiation:

(1)           Principal Amount:  Party B will borrow RMB 13,300,000 from Party A.

(2)           Term: The term of the loan shall be 4 months, commencing from the day following funding of the loan by Party A, from July 22, 2010 to November 30, 2010.  Within the term, interest will be charged on the principal amount borrowed based on the applicable bank short-term interest rate of 4.86%.  Interest will be due and payable together with the principal amount, on the maturity date of November 30, 2010.

(3)           Guarantee:  Party B must repay the principal and accrued interest under the loan to Party A on the due date.  Penalty interest shall accrue to Party A if repayment is not made on or before the above agreed maturity date.

(4)           Penalty interest:  if (Party B) fails to repay the loan when due, the interest shall accrue thereafter at an annual rate which is double the original interest rate above.

(5)           Additional Obligations:   If Party B fails to repay the loan to Party A when due, Party A shall have the right to collect, and enforce any of its other legal rights as a creditor, under applicable PRC law.

(6)           For any matters relating to this agreement that are not contained in this agreement, Party A and Party B agree to execute one or more further supplementary agreements after a negotiation between the parties.

(7)           Upon execution by both parties, each supplementary agreement shall have the same legal force and effect as this agreement.

(8)           This agreement is executed in two counterparts, and each of Party A and Party B will keep one copy.

Party A:	Changchun Yongxin Dirui Medical Co., Ltd. [Corporate Seal]

Party B:	Jilin Province Dingjian Natural Plant Base Company Limited [Corporate Seal]

Dated:  July 22, 2010